UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/06/2008

NYFIX, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21324

Delaware	06-1344888
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

100 Wall Street
New York, NY 10005
(Address of principal executive offices, including zip code)

(646) 525-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On February 6, 2008, the NYFIX, Inc. Board of Directors approved an annual non-employee director compensation program that provides for both cash and equity compensation. The annual cash compensation program consists of the following elements:

Annual Board member retainer - $25,000

Annual retainer for Chairman - $150,000
Annual retainer for Lead Director - $25,000
Annual retainer for Audit Committee Chairman - $15,000
Annual retainer for Compensation Committee Chairman - $10,000
Annual retainer for Corporate Governance and Nominating Committee Chairman - $5,000
Board meeting fee - $1,500
Committee meeting fee - $1,500

The annual equity compensation program provides for a stock option grant covering such number of shares of common stock as would have an approximate Black-Scholes fair value of $30,000 (based on the Black-Scholes fair value determined on the date prior to grant) and a stock unit (RSU) award grant covering such number of shares of common stock as would have a value (based on the fair market value of the common stock on the date prior to grant) of $30,000. The options and RSUs will vest on the one year anniversary of the date of grant and are subject to acceleration in full upon a change in control of the Company (as set forth in the Plan).

On February 6, 2008, the Board of Directors also approved equity awards (adjusted to cover an approximate 18 month period through June 2009) under the Company's 2007 Omnibus Equity Compensation Plan (the Plan) as follows:
- a stock option grant covering such number of shares of common stock as would have an approximate Black-Scholes fair value of $45,000 (based on the Black-Scholes fair value determined on the date prior to grant), at an exercise price equal to fair market value on the date of grant and vesting as follows: one-third of the shares vesting on June 6, 2008 and two-thirds of the shares vesting on June 5, 2009, subject to acceleration in full upon a change in control of the Company (as set forth in the Plan); and
- a RSU award grant covering such number of shares of common stock as would have a value (based on the fair market value of the common stock on the date prior to grant) of $45,000, vesting as follows: one-third of the shares vesting on June 6, 2008 and two-thirds of the shares vesting on June 5, 2009, subject to acceleration in full upon a change in control of the Company (as set forth in the Plan).

Mr. Lon Gorman, Chairman of the Board will not receive equity compensation for the period from February 6, 2008 to June 30, 2009 under the approved program due to the fact that he recently received a special option grant for his service as Chairman.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, Inc.

Date: February 07, 2008	By:	/s/ Annemarie Tierney
Annemarie Tierney
General Counsel and Corporate Secretary